Exhibit 10.1

Amendment #4 to Manufacturing Services Agreement
Between: iRobot Corporation and
Kin Yat Industrial Company, Limited n/k/a Kin Yat (HK) Holdings Limited

Parties:

(1)	iRobot Corporation, a Delaware corporation with its principal place of business at 8 Crosby Drive, Bedford Massachusetts, 01730, USA ("iRobot")

(2)
Kin Yat (HK) Holdings Limited, including but not limited to its subsidiaries Kin Yat Industrial Company Limited and Kin Yat (Gu izhou) Robot Company Limited ("Kin Yat"), a Hong Kong corporation, having its principal place of business at 7/F., Galaxy Factory Building, 25-27 Luk Hop Street, San Po Kong, Kowloon, Hong Kong

WHEREAS, the Parties executed the Manufacturing Services Agreement dated September 23, 2013 as amendment by Amendment No. 1 dated August 6, 2014 and as amended by Amendment No. 2 dated June 1, 2015 and as amended by Amendment No. 3 dated October 20, 2016 (the "Agreement")

WHEREAS, for good and valuable consideration, the Parties hereby acknowledge and agree effective as of March 24, 2017, that pursuant to section 25.3 of the Agreement, the Parties wish to amend the Agreement as follows:

Replace Section 7 Delivery, Risk of Loss and Payment Terms as follows:

7 Delivery, Risk of Loss and Payment Terms. For purposes of this Agreement terms of sale for Product shipments shall be:

For exports shipments title and risk of loss for Product will pass to iRobot (or to iRobot's designee invoiced by Kin Yat) FCA Port of Origin (per Intercoms 2010). For any shipments where Kin Yat acts as an agent in completing the Shipper's Export Declaration and managing iRobot's exports on behalf of iRobot, where iRobot is the exporter of record (Principal Party in Interest - PPI), iRobot hereby grants Kin Yat a limited Power of Attorney to act on its behalf in managing its exports.

For domestic (mainland China) shipments, ownership of Product, delivery cost, and guarantee rests with Kin Yat until delivery at iRobot's distributor's assigned warehouse. Delivery for domestic shipments is DAP-iRobot distributor assigned warehouses. Said iRobot distributor assigned warehouse will be outlined on each individual P.O. issued. Once Product is delivered to iRobot's distributor's assigned warehouse, ownership of Product, delivery cost, and guarantee all transfer to iRobot's distributor.

For clarity, sections 7.1-7.4 remain as written.

If any conflict or inconsistency occurs between this Amendment and the Manufacturing Services Agreement, the provisions of this Amendment shall prevail. The remainder of the Manufacturing Services Agreement shall remain in full force and effect, unamended.

All parties below acknowledge and confirm the terms and conditions of the Agreement and this Amendment and agree to be bound by the terms and conditions of this Amendment.

Signed by a duly authorised director or officer for and on behalf of iRobot Corporation
Print full name:	Oscar Zamorano	Signature:
Position:	SVP Operations & Supply Chain	/s/ Oscar Zamorano
Date:	March 23, 2017

Signed by a duly authorised director or officer for and on behalf of Kin Yat (HK) Holdings Limited
Print full name:	Vincent Fung Wah Cheong	Signature:
Position:	Director	/s/ Vincent Fung Wah Cheong
Date:	March 23, 2017